                                                                    EXHIBIT 10.4


                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                                (Non-Residential)
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                                            As of April 30, 1996
                                                   (Date for Reference Purposes)

1.       BUYER.

         1.1 Pacific Gulf Properties Inc. or Nominee, (the "Buyer") hereby offers to purchase the real property, hereinafter described, from the owner thereof (the "Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow (the "Escrow") to close on or before 45 days after the Date of Agreement (the "Expected Closing Date") to be held by First American Title Insurance Company ESCROW #9667473 (the "Escrow Holder") whose address is 114 E. Fifth Street, Santa Ana, CA 92701, Phone No. _______, Facsimile No. ___________ upon the terms and conditions set forth in this agreement (the "Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless the Seller expressly releases Buyer.

         1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 17.1) of this document, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell and Buyer agrees to purchase, the Property upon terms accepted by both Parties. The Escrow Holder shall provide written (via telecopy) notice to Seller and Buyer identifying the Date of Agreement on the occurrence of the same.

2.       PROPERTY.

         2.1 The real property (the "Property") that is the subject of this offer consists of approximately 105,930 square feet of office/warehouse space, referred to as North County Business Park, described on Exhibit A attached hereto, is located in the City of Yorba Linda, County of Orange, State of California, is commonly known by the street address of 22601-22699 Old Canal Road and is legally described as: A.P.N. 352-114-09.

         2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of First American Title Insurance Company (the "Title Company"), which Title Company shall issue the title policy hereinafter described.

         2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and presently located on the Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, fire sprinkler systems, security systems, carpets, window coverings, wall coverings, and the "Property" shall also include
(a) all tangible personal property owned by Seller located on or in or used in connection with the Property as of the date hereof and as of closing (the "Tangible Personal Property"); (b) all intangible personal property now or hereafter owned by Seller in connection with the Property, including, without limitation, the right to use the name "North County Business Park" and any other trade name now used in connection with the Property (the "Intangible Personal Property"); (c) all leases, rental agreements and other agreements for the use or occupancy of the Property or any portion thereof (the "Leases"); and (d) to the extent approved by Buyer, all service, utility and other agreements and contracts relating to the use and operation of the Property (the "Assigned Contracts"). The Tangible Personal Property, Intangible Personal Property, Leases and Assigned Contracts are collectively referred to as the "Personal Property"(collectively, the "Improvements).

         2.4 If the Property is located in the State of California, the Broker(s) is/are required under the Alquist-Priolo Special Studies Zones Act, to disclose to a prospective purchaser of real property whether the property being purchased is located within a delineated special studies zone (a zone that encompasses a potentially or recently active trace of an earthquake fault that is deemed by the State Geologist to be sufficiently active and well-defined enough to constitute a potential hazard to structures from surface faulting or fault (creep). If the Property is located within such a special studies zone, its development may require a geologic report from a state registered geologist. In accordance with such law, the Broker(s) hereby inform(s) Buyer that the Property

         /X/    (a) is not within such a special studies zone.
         / /    (b) is within such a special studies zone.

         2.5 If (1) the Property is located in the State of California, (2) the improvements were constructed prior to 1975, and (3) the Improvements include structures with (i) pre-cast (e.g., tilt-up) concrete or reinforced masonry walls together with wood frame floors or roofs or (ii) unreinforced masonry walls, California law requires that Seller or Seller's Broker provide Buyer with a copy of The Commercial Property Owner's Guide to Earthquake Safety (the "Booklet") published by the California Seismic Safety Commission. Seller and Seller's Broker hereby inform Buyer that the Property:

         /X/(a) meets the foregoing requirements, and Seller and Seller's Broker are required to provide Buyer with a copy of the Booklet. Seller or Seller's Broker shall, within five (5) business days of the Date of Agreement, deliver to Buyer a copy of the Booklet and a completed "Commercial Property Earthquake Weakness Disclosure Report" contained in the Booklet duly executed by Seller. Within five (5) business days of Buyer's receipt of said Disclosure Report, Buyer shall deliver a duly countersigned copy of the same to Escrow Holder with a copy to Seller and Seller's Broker. Escrow Holder is hereby instructed that the Escrow shall not close unless and until Escrow Holder has received the Disclosure Report duly signed by both Seller and Buyer.

         / /(b) does not meet the foregoing requirements requiring the delivery of the Booklet.

3.       PURCHASE PRICE.

         3.1 The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be $6,300,000.00, payable as follows:

                All cash transaction, the
                Purchase Price):                                   $6,300,000.00

                        Total Purchase Price                       $6,300,000.00
                                                                   =============

         3.2    INTENTIONALLY DELETED

4.       DEPOSITS.

         4.1 Buyer hereby delivers a check in the sum of $50,000, payable to First American Title Insurance Company, to be held uncashed until the Date of Agreement, the check shall be applied toward the Purchase Price of the Property at the Closing, as defined in paragraph 8.3 or returned (together with all interest thereon) to buyer in accordance with the terms of this Agreement.

         4.2 Within five (5) business days after the Date of Agreement, Buyer shall deposit with Escrow Holder the additional sum of $50,000 to be applied to the Purchase Price at the Closing.

         4.3 The funds deposited with Escrow Holder b or on behalf of Buyer under paragraphs 4.1 and 4.2 above (collectively the "Deposit"), shall be held by Escrow Holder in such interest-bearing account or accounts pursuant to Buyer's separate written instructions, and appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer's Federal Tax Identification Number is __________.

5.       INTENTIONALLY DELETED.

6.       INTENTIONALLY DELETED.

7.       REAL ESTATE BROKERS.

         7.1 The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the parties:

         / / N/A represents Seller exclusively ("SELLER'S BROKER")

         / / Voit Commercial Brokerage represents Buyer exclusively ("BUYER'S
             BROKER"); or

         / / N/A represents both Seller and Buyer ("DUAL AGENCY"). (Also see
             Paragraph 26.)

(the "Broker(s)"), all such named Broker(s) being the procuring cause(s) of this Agreement. See paragraph 26 for Disclosures Regarding the Nature of a Real Estate Agency Relationship. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the property described in paragraph 2.1 for a period of one year from the date above.

         7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in paragraph 7.1, and no broker or other person, firm or entity, other than said Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other and their successors and assigns and the Property harmless from and against any costs, losses, expenses or liability arising out of such claim by any broker, finder or other similar party other than said named Broker(s) by reason of any dealings or act (actual or alleged) of the indemnifying Party (including, without limitation, reasonable attorneys' fees and costs). All commissions and fees payable to the Broker shall be paid by Seller only.

8.       ESCROW AND CLOSING.

         8.1 This Agreement shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically so instructed by the Parties of a Broker herein. Escrow Holder shall provide, and the Seller and Buyer shall approve, each in their reasonable discretion, a Closing Statement.

         8.2 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

         8.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close the escrow (the "Closing" or "Close of Escrow") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement, and the separate written instructions of Buyer that are not inconsistent herewith.

         8.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.4 then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with a Broker, Escrow Holder or Seller including all interest accrued thereon. Title Company and Escrow Holder cancellation fees and costs and shall be equally shared by Buyer and Seller herewith.

         8.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing, provided, however, that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker(s), in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

         8.6 Should the Closing not occur during said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies including all interest accrued thereon and documents to the Party who deposited them. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

         8.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Buyer or Seller from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.

         8.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return of Buyer's deposit, Buyer shall within five (5) days after written request deliver to Seller, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property, provided that Seller shall pay or reimburse Buyer for the cost therefor.

         8.9 If the transaction is terminated due to Seller's breach or default, the Deposit including all interest accrued thereon, shall promptly be returned to Buyer.

9. CONTINGENCIES TO CLOSING. Notwithstanding anything to the contrary, specifically in Item #9 "Contingencies to Closing," Buyer shall have 30 days from the Date of Agreement to approve/waive or disapprove the contingencies specified in Item #9. Any disapproval within the 30-day contingency period by Buyer shall be at its sole and absolute discretion. In the event any condition precedent is not satisfied, Buyer may, in its sole and absolute discretion, terminate this Agreement, whereupon escrow holder is hereby irrevocably instructed to return to Buyer all funds previously deposited and all interest thereon, and the parties shall have no further rights or obligations to each other.

         9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies (See Addendum).

             (a) Disclosure. Buyer's receipt and written approval within thirty
(30) days after delivery to Buyer, of a completed Property Information Sheet (the "Property Information Sheet"), concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the American Industrial Real Estate Association (the "AIR") Seller shall provide Buyer with the Property Information Sheet within ten (10) days following the Date of Agreement. See also paragraph 2.5 for possible additional disclosure and contingency regarding a "Commercial Property Earthquake Weakness Disclosure Report."

             (b) Physical Inspection. Buyer's written approval within thirty
(30) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of an inspection by Buyer, at Buyer's expense, of the physical aspects of the Property. Seller hereby grants permission for Buyer to talk with Seller's contractors, tenants and governmental agencies regarding the Property. Seller shall allow Buyer to enter the Property at all reasonable times for the purpose of conducting inspections, tests, studies and surveys. Buyer shall have the right to inspect books and records regarding, but not limited to, income and expenses.

             (c) Hazardous Substance Conditions Report. Buyer's written approval within thirty (30) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Such report will be obtained at Buyer's direction and expense. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

             (d) Soil Inspection. Buyer's written approval, within thirty (30) days after the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a soil test report concerning the Property. Said report shall be obtained at Buyer's direction and expense. Seller shall promptly provide to Buyer copies of any existing soils reports that Seller may have.

             (e) Governmental Approvals. Buyer's review, within thirty (30) days of the Date of Agreement, of all approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters.

             (f) Condition of Title. Buyer's written approval of a current ALTA extended coverage preliminary title report concerning the Property (the "PTR") issued by the Title Company, as well as all documents (the "Underlying Documents") referred to in the PTR, and the issuance by the Title Company of the title policy described in 10.1. Seller shall cause the PTR and all Underlying Documents to be delivered to Buyer promptly after the Date of Agreement. Buyer's approval is to be given within thirty (30) days after receipt of said PTR and legible copies of all Underlying Documents. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this condition, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

             (g) Survey. Buyer's written approval, within thirty (30) days after receipt of the PTR and Underlying Documents, of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be prepared at Buyer's direction and expense. Buyer elects to have an ALTA extended coverage owner's form of title policy and Buyer shall pay any additional premium attributable thereto.

             (h) Existing Leases and Tenancy Statements. Buyer's written approval, within thirty (30) days after receipt of legible copies of all leases, subleases or rental arrangements (collectively the "Existing Leases") affecting the Property, and a statement (the "Tenancy Statement") in the form provided by Buyer, executed by Seller and each tenant and subtenant of the Property. Seller shall provide Buyer with said Existing Leases and Tenancy Statements promptly after the Date of Agreement.

             (i) Other Agreements. Buyer's written approval, within thirty (30) days after receipt, of a copy of any other agreements ("Other Agreements") known to Seller that will affect the Property beyond the Closing. Seller shall cause said copies to be delivered to Buyer promptly after the Date of Agreement.

             (j) Intentionally Deleted.

             (k) Intentionally Deleted.

             (l) Destruction, Damage or Loss. There shall not have occurred prior to the Closing, a destruction of , or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure or any taking by eminent domain. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within ten (10) days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss plus an amount equal to any deductible. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume no destruction, damage or loss has occurred prior to Closing.

             (m) Material Change. No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by the Buyer, that occurs after the date of this offer and prior to the Closing. Buyer shall have ten (10) days following receipt of written notice from any source of any such Material Change within which to approve or disapprove same and terminate this transaction. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

             (n) Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

             (o) Breach of Warranty. That each representation and warranty of Seller herein be true and correct as of the Closing.

             (p) In addition, the following are conditions precedent to Buyer's obligation to purchase the Property:

                 (i) At least three (3) and no more than five (5) business days prior to closing, Seller shall provide (and Seller hereby covenants to provide) to Buyer an updated Rent Roll which updated Rent Roll must not indicate any material adverse change from the Rent Roll last approved by Buyer. Buyer shall have the right to perform a closing audit which confirms the updated Rent Roll, although the performance of such audit shall not be a condition to Closing. Seller shall certify (to the actual knowledge of Seller) the Rent Roll as true and complete and shall identify any events which with the passage of time and/or the giving of notice would constitute a tenant default.

                 (ii) Seller shall have terminated prior to the closing, at no cost or expense to Buyer, any and all contracts affecting the Property that are not approved by Buyer, provided the same are terminable without penalty on not more than thirty (30) days notice.

                 (iii) Receipt by Buyer of a certificate from the California Secretary of State indicating that, as of the closing, there are no filings against Seller or any of the Personal Property under the California Uniform Commercial Code which would be a lien on any of the Personal Property following the closing or, to the extent any such liens exist, Seller shall cause the same to be released and reconveyed at Seller's sole cost and expense.

             (q) Seller shall provide the following additional due diligence items to Buyer within ten (10) days of the Date of Agreement:

                 (i) All presently effective warranties or guaranties relating to the Property or any portion thereof, to the extent in Seller's possession or control.

                 (ii) A list of all Personal Property included within the Property, if any.

                 (iii) A copy of the Property budget for the current year.

                 (iv) A current rent roll certified by the Seller to be accurate and complete in form and content reasonably satisfactory to Buyer.

                 (v) All licenses, permits, variances and other governmental authorizations relating to the use or occupancy of the Property, to the extent in the Seller's possession or control.

                 (vi) Annual statements of operations for the Property for 1994 and 1995. Buyer shall have the right to audit Seller's records for these periods.

                 (vii) A copy of any survey of the Property in Seller's possession.

         9.2 All of the contingencies specified in sub-paragraphs (a) through
(p) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies."

         9.3 If Buyer shall fail, within the applicable time specified, to approve or disapprove in writing to Escrow Holder, Seller, any item, matter or document subject to Buyer's approval under the terms of this Agreement, it shall be conclusively presumed that Buyer has disapproved such item, matter or document. Buyer's conditional approval shall constitute a disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in the conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer.

         9.4 If any Buyer's Contingency is not satisfied or if Buyer disapproves any matter subject to its approval within the time period applicable thereto ("Disapproved Item"), Seller shall have the right within five (5) days following the expiration of the time period applicable to such Buyer Contingency or receipt of notice of Buyer's disapproval, as the case may be, to elect to cure such Disapproved Item prior to the Expected Closing Date ("Seller's Election") by written notice to Buyer including reasonable detail regarding the manner in which Seller shall cause such removal or satisfaction of Buyer's conditions to acceptance of each Disapproved Item. Seller's failure to give to Buyer within said five (5) day period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item; provided, however, that, whether or not objected to by Buyer, Seller must comply with all of Seller's other obligations and duties under this Agreement. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item,

Buyer shall have the election, within ten (10) days after Seller's Election to either accept title to the Property subject to that Disapproved Item, or to terminate this transaction. Buyer's failure to elect termination by written notice to Seller within said ten (10) day period shall constitute Buyer's election to terminate this transaction. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to Hazardous Substance Conditions referenced in paragraph 9.1(c). Unless the parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to terminate this transaction, whichever is later.

         9.5 Buyer understands and agrees that until such time as all Buyer's contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the subject Property in the event the transaction covered by this Agreement is not consummated.

         9.6 As defined in subparagraph 9.1(c), Buyer and Seller acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Substance Condition. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Broker(s). Buyer and Seller acknowledge that they have been advised by Broker(s) to consult their own technical and legal experts with respect to the possible Hazardous Substance Condition aspects of this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Broker(s) with respect thereto. Buyer and Seller hereby assume all responsibility for the impact of such Hazardous Substance Conditions upon their respective interests herein.

10.      DOCUMENTS REQUIRED AT CLOSING:

         10.1 The issuance by the Title Company to the Buyer of an ALTA Extended Coverage Owner's Policy of Title Insurance (Form B, revised 10/17/70, with Endorsement Form 1 Coverage) in the amount of the Purchase Price insuring fee simple title to the Property in Buyer, subject only to such exceptions as Buyer shall have approved and containing such endorsements as Buyer may specify prior to the expiration of the Contingency Period.

"IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND

ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."

        10.2 Seller shall deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to Closing, an original ink signed

             (a) Grant deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

             (b) Intentionally Deleted.

             (c) To the extent in Seller's possession or control, Existing Leases and Other Agreements and all Lease files and keys to the Property, and copies of all Leases and other Agreements certified by Seller to be true and correct, to the extent the originals of any Leases or other Agreements are not in Seller's possession or control. Seller shall deliver an assignment and assumption of leases and notices to tenants, duly executed by Seller.

             (d) The Tenancy Statements executed by Seller and the Tenant(s) of the Property.

             (e) An affidavit executed by Seller to the effect that Seller is not a foreign person within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three (3) business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

             (f) Licenses, permits, variances, and certificates of occupancy.

             (g) a bill of sale and an assignment of intangible property. The documents listed at (a), (c), (d), (e) and (f) are collectively the "Closing Documents").

        10.3 Buyer shall deliver or cause to be delivered to Seller through escrow:

             (a) The Assignment of intangible property and the cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyer's portion of escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashier's check drawn upon a local major banking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds no later than 11:00 o'clock A.M. on the business day prior to the Expected Closing Date.

             (b) Intentionally Deleted.

             (c) The Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c), above, duly executed by Buyer with respect to the obligations of the Lessor accruing after the Closing as to each Existing Lease.

             (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

             (e) Intentionally Deleted.

11. PRORATIONS, EXPENSES AND ADJUSTMENTS. The following are to be apportioned as of the close of escrow, as follows:

             (a) Rent. Rent under the Leases shall be apportioned as of the close of escrow, regardless of whether or not such rent has been received by Seller. With respect to any rent arrearages arising under the Leases, after closing, Buyer shall pay to Seller any rent actually collected which is applicable to the period preceding the close of escrow; provided, however, that all rent collected by Buyer shall be applied first to all unpaid rent accruing after the close of escrow, and then to unpaid rent accruing prior to the close of escrow. Buyer shall use reasonable efforts consistent with its business practice to recover rent arrearages. Seller shall take no steps to attempt to collect any delinquent rent following the closing.

             (b) Leasing Costs. Seller shall pay as of the closing all leasing commission and tenant improvement costs, if any, in connection with any Lease executed on or before the closing that are or will become due and payable as of the closing. Buyer shall be entitled to a credit against the Purchase Price for any such unpaid commissions or costs due after the closing but incurred in connection with any lease executed on or before the closing.

             (c) Security Deposits. Buyer shall be entitled to a credit against the Purchase Price for the total sum of all security and other deposits paid to Seller by tenants under any Leases, and any interest earned thereon which by law or the terms of the Leases could be required to be refunded to tenants.

             (d) Utility Charges. Seller shall cause all the utility meters to be read on the close of escrow, and will be responsible for the cost of all utilities used prior to the close of escrow, except to the extent such utility charges are billed to and paid by tenants directly.

             (e) Real Estate Taxes and Special Assessments. General real estate taxes and assessments payable for the fiscal year in which the closing occurs shall be prorated by Seller and Buyer as of the close of escrow.

             (f) Other Apportionments. Amounts payable under the Assigned Contracts, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the close of escrow.

             (g) Preliminary Closing Statement. Seller and Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to Escrow Holder prior to closing.

             (h) Post-Closing Reconciliation. If any of the aforesaid prorations cannot be definitely calculated on the close of escrow, then they shall be estimated at the closing and definitely calculated as soon after the close of escrow as feasible. As soon as the necessary information is available, Buyer shall conduct a post-closing review to determine the accuracy of all prorations made to the Purchase Price (the "Post- Closing Review"). The Post-Closing Review shall be provided to Seller for Seller's reasonable approval. Either party owing the other party a sum of money based on such subsequent proration(s) or the Post-Closing Review shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum from the close of escrow to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

        11.1-11.7 Intentionally Deleted.

        11.8 Escrow Costs and Fees. Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

12.     REPRESENTATION AND WARRANTIES OF SELLER AND DISCLAIMER.

        12.1 Seller's warranties and representations shall survive the Closing and delivery of the deed, and, unless otherwise noted herein, are true, material and relied upon by Buyer and Broker(s) in all respects, both as of the Date of Agreement, and as of the date of Closing. Seller hereby makes the following warranties and representations to Buyer and Broker(s).

             (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

             (b) Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in paragraph 9.1(l) hereof dealing with destruction, damage or loss, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. The heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing. Seller is unaware of any material defect in the Property and Personal Property.

             (c) Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance (as defined in paragraph 9.1(c), nor of the existence or prior existence of any above or below ground storage tank or tanks.

             (d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions ("Laws") or of improvements or alterations made to the Property with a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property, and to Seller's knowledge all aspects and conditions of the Property comply in all material respects with all laws.

             (e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify, orally or in writing, any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

             (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

             (g) Mechanics' Liens. There are no unsatisfied mechanic's or materialman's lien rights concerning the Property.

             (h) Actions, Suits or Proceedings. Seller has no knowledge or any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same.

             (i) Notice of Changes. Seller will promptly notify Buyer and Broker(s) in writing of any Material Change (as defined in paragraph 9.1(m) affecting the Property that becomes known to Seller prior to the Closing.

             (j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding. No tenant is in default under its lease.

             (k) No Tenant Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding. See Addendum.

             (l) All documents delivered by Seller to Buyer or made available to Buyer for review, including without limitation the items described in Paragraph 9 of the Contract as supplemented hereby, are true and complete copies of all documents relating to the Property in Seller's possession or control. All of Seller's books, files and records related to the Property were delivered to or made available to Buyer for Buyer's review.

             (m) At the closing, there will be no outstanding written or oral contracts made for any improvements to the Property (including without limitation tenant improvements), or for offsite improvements related to the Property, which have not been fully completed and paid for. Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the close of escrow. At the closing there will be no unpaid leasing costs or obligations, including without limitation broker's commissions and costs in connection with tenant improvements, remodeling and renovation and Seller shall cause to be discharged any and all such costs and obligations with respect to all Leases executed prior to Closing.

             (n) The most current Rent Roll provided to Buyer is a complete and accurate list of all Leases. Except as set forth in the Rent Roll, there are no
(1) free rent, operating expense abatements, incomplete tenant improvements, rebates, allowances, or other unexpired concessions (collectively referred to as "Offsets"), (2) rights of first refusal or rights to purchase the Property, or
(3) rights of termination, extension, cancellation or expansion, under any Lease except as specifically set forth on the most current Rent Roll. Seller has provided to Buyer complete and accurate copies of all Leases. To the best of Seller's actual knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any tenant under any Leases.

             (o) Seller has provided to Buyer complete and accurate copies of all contracts, bonds and other agreements affecting the Property. To the best of Seller's actual knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any of the other parties to such contracts, bonds or agreements.

        All representations, warranties and covenants contained in this Agreement or made in writing pursuant to this Agreement are intended to and shall be deemed made as of the date of this Agreement and again at the close of escrow and shall survive the Closing for a period of six (6) months (the "Survival Period"). Notwithstanding the foregoing, for matters as to which Buyer has given Seller written notice within the Survival Period, the representation, warranties and covenant of Seller that are related to the matters in such written notice shall survive until all liabilities arising out of the matters described in such written notice have been satisfied.

        12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by either Party or Broker, or relied upon by either Party hereto.

13.     POSSESSION.

        13.1 Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

14.     BUYER'S ENTRY.

        14.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants under Existing leases, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, demands, losses, costs, expenses (including reasonable attorney's fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith. This indemnity shall expire sixty (60) days following the completion of Buyer's physical inspections or termination of this Agreement, whichever is earlier.

15.     FURTHER DOCUMENTS AND ASSURANCES.

        15.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. Buyer and Seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

16.     ATTORNEYS FEES.

        16.1 In the event of any litigation between the Buyer, Seller, or concerning this transaction, the prevailing party shall be entitled to all costs and expenses including, without limitation, reasonable attorney's fees and costs. The attorneys fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys fees reasonably incurred in good faith. See Addendum.

17.     PRIOR AGREEMENTS/AMENDMENTS.

        17.1 The contract in effect as of the Date of Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

        17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18.     INTENTIONALLY DELETED.

19.     NOTICES.

        19.1 Whenever any Party hereto, Escrow Holder or Broker(s) herein shall desire to give or serve any notice, demand, request, approval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth adjacent to that party's or Broker's signature on this Agreement or by telecopy with receipt confirmed by confirmation of telecopy connection. Service of any such communication shall be deemed made on the date of actual receipt at such address.

        19.2 Any Party or Broker hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20.     DURATION OF OFFER.

        20.1 Intentionally Deleted.

        20.2 The agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or Escrow Holder herein of a fully executed writing original of this Agreement.

21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initiated by both parties.)

        21.1 THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $100,000 PLUS INTEREST, IF ANY, ACCRUED THEREON. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

             ______________                            _______________
             Buyer Initials                            Seller Initials

22.     INTENTIONALLY DELETED.

23.     APPLICABLE LAW.

        23.1 This Agreement shall be governed by, and paragraph 22.3 amended to refer to, the laws of the state in which the Property is located.

24.     TIME OF ESSENCE.

        24.1 Time is of the essence of this Agreement.

25.     COUNTERPARTS.

        25.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and al of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

26.     DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.

        26.1 The Parties and Broker(s) agree that their relationship(s) shall be governed by the principles set forth in

California Civil Code, Section 2375, as summarized in the following paragraph 26.2.

        26.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Broker(s) in this transaction, as follows:

             (a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value of desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party and confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

             (b) Buyer's Agent. A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations: (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: a Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

             (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 26.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advise is desired, consult a competent professional.

             (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.

        26.3 Intentionally Deleted.

27.     ADDITIONAL PROVISIONS:

        Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs __________ through __________. (It will be presumed no other provisions are included unless specified here.)

28.     RELEASE OF LIENS:

        Anything contained in the Agreement to the contrary notwithstanding, and notwithstanding any approval or consent by Buyer hereunder, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances, including without limitation all mechanics' liens, to be released and reconveyed from the Property on or prior to the close of escrow.

29.     INDEMNITY:

        (a) Seller shall hold harmless, indemnify and defend Buyer, its successors and assigns and their respective agents, employees, officers and directors, and the Property from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys' fees and expenses), and no matter how arising ("Liabilities"), in any way (i) related to the Property and arising or occurring prior to the close of escrow and during the time Seller owns the Property; (ii) related to or arising from any act, conduct, omission, contract or commitment of Seller; or (iii) resulting from any breach of representation or warranty by Seller or resulting from any breach or default by Seller under this Agreement.

        (b) Except for Liabilities arising directly or indirectly from a breach of any of Seller's representations or warranties, or which shall have arisen out of any aspect of the Property, its management or operations with respect to the period prior to the close of escrow, Buyer shall hold harmless, indemnify and defend Seller, its successors and assigns and their respective agents, employees, officers, directors and partners, from and against any and all Liabilities in any way (i) related to the Property and arising or occurring after the close of escrow and during such time as the Buyer owns the Property; (ii) related to or arising from any act, conduct, omission, contract or commitment of Buyer; or (iii) resulting from any breach of representation or warranty by Buyer or resulting from any breach or default by Buyer under this Agreement.

30.     MAINTENANCE OF THE PROPERTY AND PROPERTY PERSONNEL:

        Between the date of this Agreement and the close of escrow, Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted, shall perform all work required to be performed by the landlord pursuant to the terms of any Lease, and shall make all repairs, maintenance and replacements of the Property and otherwise operate the Property in the same manner as before the making of this Agreement, as if Seller were retaining the Property. After full execution of this Agreement and until the close of escrow, Seller shall maintain all existing personnel on the Property in their current employment positions at not less than their current rate of compensation. Without limiting the effectiveness of the foregoing provisions or the other provisions of this Agreement with respect to such contracts, unless Buyer specifically provides Seller with "written notice to the contrary" (as hereinafter defined), Buyer shall not retain the existing employees and management agents of Seller for the Property, and, accordingly, at the close of escrow, Seller shall cause all employment and management agreements respecting the Property to be terminated, and deliver evidence of such termination to Buyer and remove all employees and management personnel from the Property. Buyer's "written notice to the contrary" pursuant hereto shall be made only by delivery to Seller of a copy of a written agreement, lease or letter of employment with or to such employee and/or management agent executed by Buyer.

31. LEASING; BUYER'S CONSENT TO NEW CONTRACTS AFFECTING THE PROPERTY; TERMINATION OF EXISTING CONTRACTS:

        Notwithstanding Paragraph 12.1(e), Seller shall use commercially reasonable efforts until closing to lease any vacant space, or space becoming vacant, in the Property to tenants utilizing criteria provided to Seller by Buyer. Seller shall not, after the date of this Agreement, enter into any lease (other than a lease in accordance with the immediately preceding sentence) or contract affecting the Property, or any amendment thereof, or permit any tenant to enter into any sublease, assignment or agreement pertaining to the Property, or waive, compromise or settle any rights of Seller under any contract or

Lease, or agree to return any security deposit, or modify, amend, or terminate any Assigned Contract, without in each case obtaining Buyer's prior written consent thereto, which shall not be unreasonably withheld. Seller shall terminate prior to the closing, at no cost or expense to Buyer, any and all agreements and contracts affecting the Property that are not approved by Buyer during the Due Diligence Period, provided the same are terminable without penalty upon notice of thirty (30) days or less. Buyer acknowledges that Seller has informed Buyer that Data Processing Design has given notice of termination of its Lease, effective November 30, 1996.

32.     INSURANCE:

        Through the close of escrow, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense:

        (a) a policy or policies of insurance in amounts equal to the full replacement value of the improvements and personal property included in the Property (subject only to commercially reasonable deductibles) insuring against all insurable risks, including, without limitation, fire, vandalism, malicious mischief, lightning, windstorm, water, earthquake and other perils customarily covered by casualty insurance and the costs of demolition and debris removal; and

        (b) a policy or policies of workers' compensation and employers' liability insurance, commercial general liability insurance, and automobile liability insurance, each in the amount and form maintained by Seller prior to the date of this Agreement.

33.     MARKETING:

        Seller agrees not to market or show the Property to, or solicit offers from, any other prospective purchasers after the expiration of the 30-day contingency period and approval of Buyer's Executive Committee, provided this Agreement has not been sooner terminated.

34.     PUBLICITY AND CONFIDENTIALITY:

        Seller and the Escrow Holder each agree that the terms of the transaction contemplated by this Agreement, the identity of Buyer and all information made available by Buyer to Seller or the Escrow Holder or in any way relating to the Buyer's interest in that transaction, shall be maintained in strict confidence and no disclosure of such information will be made by Seller or the Escrow Holder, whether or not the transaction contemplated by this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate that transaction.

35.     REIT DISCLOSURE:

        Buyer and Seller each hereby advise the other that each is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to each. Accordingly, prior to the expiration of thirty
(30) days after the Date of Agreement, Seller and Buyer each agree to make any modifications or amendments to this Agreement requested by the other that may be necessary for each to maintain its status as a real estate investment trust or in order to avoid a penalty tax; provided, however, that neither Seller nor Buyer shall have any obligation to enter into any such modification or amendment that would materially alter or affect, in either's sole judgment, its rights, duties, or obligations under this Agreement. If either party declines to modify or amend this Agreement for any reason in a manner which, in the good faith exercise of its reasonable business judgment, is necessary to maintain its status as a real estate investment trust, the party so impacted shall have the right to terminate this Agreement. In the event either party exercises such termination right, neither party shall have any further rights or obligations hereunder, and all funds (including, without limitation, the Deposit and all interest accrued thereon) and documents deposited in escrow shall be returned to the party depositing the same.

36. Notwithstanding anything to the contrary contained in the Contract, Buyer's obligation to purchase and Seller's obligation to sell the Property is conditioned upon the approval by Buyer's Executive Committee and Seller's Board of Trustees on or prior to the date that is thirty (30) days following the Date of Agreement.

37. Notwithstanding anything to the contrary contained in the Contract, Buyer shall be deemed to disapprove any provision of the Contract requiring Buyer to approve or disapprove a matter, unless written approval of such matter is made by Buyer to Seller within the time period specified for such approval or disapproval in the Contract.

38. The Contract is personal to and may not be assigned by either Buyer or Seller; provided, however, that Buyer shall have the right to assign this Agreement without the consent or approval of Seller to a person or entity affiliated with Buyer; provided further, however, that in the event of any such assignment Buyer shall not be released from any liability hereunder. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns.

39. The following "AS IS" clause shall supersede anything to the contrary within this Agreement. Buyer is aware that Seller, Value Property Trust, acquired the Property by way of foreclosure, and that Seller is selling and Buyer is purchasing the Property in an "AS IS" CONDITION WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE EXCEPT AS STATED IN THE AGREEMENT. Buyer acknowledges for Buyer and its successors, heirs and assignees, that Buyer has been given a reasonable opportunity to investigate and inspect the Property and all improvements thereon, either independently or through agents of the Buyer's choosing, and that in purchasing the Property Buyer is not relying on the Seller or the Seller's representatives or employees as to the condition of the Property and/or any improvements thereon, including, but not necessarily limited to electrical, plumbing, heating, sewage, roof, foundation, soils and geology, lot size or suitability of the Property and/or its improvements for any particular purposes, or that any appliances, if any, plumbing and/or utilities are in working order, and/or that the improvements are structurally sound and/or in compliance with any City, County, State and/or Federal statutes, codes or ordinances except as stated in the Agreement. The closing of this transaction shall constitute an acknowledgement by the Buyer that THE PREMISES WERE ACCEPTED WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BUT IN AN "AS IS" CONDITION BASED SOLELY ON THE BUYER'S OWN INSPECTION EXCEPT AS STATED IN THE AGREEMENT.

40. This Agreement is being executed by an officer and/or trustee in his capacity as such officer and/or trustee on behalf of Buyer, and by an officer and/or trustee in his capacity as such officer and/or trustee on behalf of Seller. No present or future officer, director, employee, trustee, attorney or agent of Buyer or Seller shall have any personal liability, directly or indirectly, and recourse shall not be had against any such person under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement. Seller and Buyer each hereby waive and release any and all such personal liability and recourse.

41. The Contract may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Contract.

BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND REPRESENT THEM CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS AGREEMENT, AS WELL AS THE CONDITION AND/OR LEGALITY OF THE PROPERTY, THE IMPROVEMENTS AND EQUIPMENT THEREIN, THE SOIL THEREOF, THE CONDITION OF TITLE THERETO, THE SURVEY THEREOF, THE ENVIRONMENTAL ASPECTS THEREOF, THE INTENDED AND/OR PERMITTED USAGE THEREOF, THE EXISTENCE AND NATURE OF TENANCIES THEREIN, THE OUTSTANDING OTHER AGREEMENTS, IF ANY, WITH RESPECT THERETO, AND THE EXISTING OR CONTEMPLATED FINANCING THEREOF, AND THAT THE BROKER(S) IS/ARE NOT TO BE RESPONSIBLE FOR

PURSUING THE INVESTIGATION OF ANY SUCH MATTERS UNLESS EXPRESSLY OTHERWISE AGREED TO IN WRITING BY BROKER(S) AND BUYER OR SELLER.

                     THIS FORM IS NOT FOR USE IN CONNECTION
                      WITH THE SALE OF RESIDENTIAL PROPERTY

IF THIS AGREEMENT HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION INVOLVED HEREIN. THE UNDERSIGNED BUYER OFFERS AND AGREES TO BUY THE PROPERTY ON THE TERMS AND CONDITIONS STATED AND ACKNOWLEDGES RECEIPT OF A COPY HEREOF.

BROKER                                         BUYER:

                                               PACIFIC GULF PROPERTIES, INC.
---------------------------

BY             /Date                           By               /Date
  -------------      -----                       ---------------     -------

---------------------------                    -----------------------------
Name printed                                   Name printed

Title:                                         Title:
       --------------------                           ----------------------

---------------------------                    363 San Miguel Drive, Ste 100
Address                                        Newport Beach, CA 92660
                                               -----------------------------
---------------------------                    Address

                                               714/721-2700     714/721-2713
---------------------------                    -----------------------------
Telephone     Facsimile No.                    Telephone        Facsimile No.

        ACCEPTANCE.

        Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

        Seller acknowledges that Broker(s) has/have been retained to locate a Buyer and is/are the procuring cause of the entire purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Broker(s), Seller agrees to pay Broker(s) a real estate brokerage fee in a sum equal to _________% of the Purchase Price (the "Broker(s) Fee") divided equally in such shares as said Broker(s) shall direct in writing. This Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such brokerage fee to Broker(s) out of the proceeds accruing to the account of Seller at the Closing.

        Seller acknowledges receipt of a copy hereof and authorizes the Broker(s) to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

BROKER:                                         SELLER:

                                                VALUE PROPERTY TRUST, a
----------------------------                    Maryland real estate
                                                investment trust

By            /Date                             By            /Date
  ------------     ---------                      ------------     -------

Name Printed                                    Name printed
            ----------------                                --------------

Title:                                          Title:
       ---------------------                           -------------------

                                                120 Albany Street Plaza,
----------------------------                    8th Floor
                                                New Brunswick, N.J. 08901
----------------------------                    -------------------------
Address                                         Address

              /                                 908/296-3080     908/296-3090
-------------- -------------                    ------------     -------------
Telephone      Facsimile No.                    Telephone        Facsimile No.